                                                                         EXHIBIT 11
                                                                         ----------


                  TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
     PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                     (In thousands, except per-share amounts)



                                                             For Three Months Ended
                                                             ----------------------
                                                               Mar. 31      Mar. 31
                                                                1995         1994
                                                              --------     --------
Net income.................................................   $229,990     $133,702
  Add:
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted.............        407          661
                                                              --------     --------
Adjusted net income........................................   $230,397     $134,363
                                                              ========     ========


Earnings per Common and Common Equivalent Share:
- ------------------------------------------------
Weighted average common shares outstanding.................     92,838       91,198
  Weighted average common equivalent shares:
    Stock option and compensation plans....................      1,127        1,444
    Convertible debentures.................................      1,492        2,413
                                                              --------     --------
Weighted average common and common equivalent shares.....       95,457       95,055
                                                              ========     ========

Earnings per Common and Common Equivalent Share............   $   2.41     $   1.41


Earnings per Common Share Assuming Full Dilution:
- -------------------------------------------------
Weighted average common shares outstanding.................     92,838       91,198
  Weighted average common equivalent shares:
    Stock option and compensation plans....................      1,400        1,460
    Convertible debentures.................................      1,492        2,413
                                                              --------     --------
Weighted average common and common equivalent shares.....       95,730       95,071
                                                              ========     ========

Earnings per Common Share Assuming Full Dilution...........   $   2.41     $   1.41

